UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported)                                                     December 29, 2004

EDGE PETROLEUM CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

                On December 29, 2004, Edge Petroleum Corporation, a Delaware corporation (“Edge”), completed the acquisition (the “Acquisition”) of oil and gas properties (the “Properties”) in south Texas from Contango Oil & Gas Company (“Contango”), pursuant to the Asset Purchase Agreement dated as of October 7, 2004 to which Edge and Contango are parties (the “Agreement”).  The Agreement was filed as Exhibit 2.01 on Edge's current report on Form 8-K dated October 12, 2004 and incorporated herein by reference.  The Properties are located primarily in Jim Hogg County, Texas and produce from the Queen City formation.  The Properties consist of 38 non-operated producing wells with an average 68% working interest and 52% net revenue interest.  The purchase price paid in cash by Edge to Contango, as preliminarily adjusted at closing, was $43.2 million.  This amount reflects an adjustment for the results of operations of the Properties between July 1, 2004 and October 31, 2004.  Edge anticipates a further downward adjustment to the purchase price pursuant to the post-closing adjustment provisions of the Asset Purchase Agreement of approximately $3 million to reflect the results of operations of the Properties from November 1, 2004 through closing.

                There were no material relationships between Edge and Contango prior to the consummation of the Acquisition. Edge financed the cash purchase price for the Properties through a public offering of 3,500,000 shares of its common stock, which closed on December 21, 2004. The underwriters for the public offering have exercised the over-allotment option in full for an additional 525,000 shares of common stock, the closing of which is expected to occur on January 5, 2005.

                Edge’s press release regarding the completion of the Acquisition is filed with this Current Report on Form 8-K as Exhibit 99.1.

                Statements regarding the expected post-closing adjustment, final purchase price, the closing of the over-allotment option, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions, which are beyond Edge’s ability to control or estimate, and are subject to material changes.  Such risks, uncertainties and assumptions include but are to limited to actions by the seller in the Acquisition, results of operations of the Properties and of post-closing adjustments, customary offering closing conditions, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge’s filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01.  Financial Statement, Pro Forma Financial Information, and Exhibits.

                (a)           Financial Statements of Business Acquired.

                The financial statements required by Item 9.01(a) will be filed by amendment no later than 72 calendar days after the date of this Form 8-K.

                (b)           Pro Forma Financial Information.

                                The financial statements required by Item 9.01(b) will be filed by amendment no later than 72 calendar days after the date of this Form 8-K.

                (c)           Exhibits.

Exhibit No.	Description

2.01

Asset Purchase Agreement by and among Contango STEP, L.P., Contango Oil & Gas Company, Edge Petroleum Exploration Company and Edge Petroleum Corporation dated October 7, 2004, incorporated by reference herein from Exhibit 2.1 to Edge’s Current Report on Form 8-K dated October 12, 2004.

99.1†	Press Release dated December 29, 2004 issued by Edge Petroleum Corporation.

†                  Filed herewith

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                EDGE PETROLEUM CORPORATION

Date: January 4, 2005	By:	/s/ MICHAEL G. LONG
Michael G. Long
Senior Vice President and Chief Financial and Accounting Officer

Exhibit Number	Description

2.01 99.1†

Asset Purchase Agreement by and among Contango STEP, L.P., Contango Oil & Gas Company, Edge Petroleum Exploration Company and Edge Petroleum Corporation dated October 7, 2004, incorporated by reference herein from Exhibit 2.1 to Edge’s Current Report on Form 8-K dated October 12, 2004.

Press Release dated December 29, 2004 issued by Edge Petroleum Corporation.

†                  Filed herewith